Exhibit 10.5

Dated and effective as of July 30, 2024
LDRV Holdings Corp., as Borrower Representative
6130 Lazydays Blvd.
Seffner, Florida 33584
Attention: Kelly Porter, CFO

Re: Limited Waiver with Respect to Credit Agreement
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank. Capitalized terms used in this letter agreement (this “Waiver”) and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
1.Preliminary Statements
Pursuant to Section 6.14 of the Credit Agreement, the Borrowers are required to maintain a certain Consolidated Current Ratio as of the end of each Measurement Period (such covenant, the “Minimum Current Ratio Covenant”).
Pursuant to Section 6.18 of the Credit Agreement, the Borrowers are required to maintain a certain minimum Consolidated EBITDA as of the end of certain calendar months (such covenant, the “Minimum EBITDA Covenant”).
Pursuant to Section 6.19 of the Credit Agreement, the Borrowers are required to maintain a certain minimum Liquidity as of the end of certain calendar months (such covenant, the “Minimum Liquidity Covenant”).
The Borrowers acknowledge and agree that (i) if not for the waiver provided for in Section 2 below, an Event of Default would have occurred and be continuing under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum EBITDA Covenant as of June 30, 2024, (ii) an Event of Default is anticipated to occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with (x) the Minimum EBITDA Covenant as of July 31, 2024 and (y) the Minimum Liquidity Covenant as of July 31, 2024 and (iii) an Event of Default may occur under Section 7.02(a) of the Credit Agreement as a result of the Borrowers’ failure to comply with the Minimum Current Ratio Covenant as of June 30, 2024, solely to the extent such failure results from the inclusion, as of June 30, 2024, of the Obligations, or any other obligations of Pubco Guarantor and its Subsidiaries that are cross-defaulted to the Obligations, as Consolidated Current Liabilities as a result of any default or Event of Default described above (collectively, the “Specified Defaults”).
The Borrowers have requested that the Lenders agree to temporarily waive the Specified Defaults, and the Lenders have consented to temporarily waive the Specified Defaults on the terms and conditions contained herein.

2.Limited Waiver
The Lenders hereby temporarily waive the Specified Defaults for a period beginning from the date hereof and extending to the earliest to occur of (i) 11:59 P.M. (Eastern Time) on August 30, 2024 and (ii) the failure of any Loan Party to comply timely with any term, condition, or covenant set forth in this Waiver or the occurrence of a Default or Event of Default under the Credit Agreement (other than the Specified Defaults) (the “Waiver End Date” and such period, the “Temporary Waiver Period”).
On and as of the Waiver End Date, the limited and temporary waiver of the Specified Defaults set forth in this Section 2 shall automatically and without further notice cease to be of any force or effect and the Specified Defaults shall, from and after the Waiver End Date, be deemed to have occurred and be continuing as if never temporarily waived pursuant to this Waiver. The Loan Parties each agree that on and from the Waiver End Date, the Administrative Agent, the Lenders and the other Secured Parties may at any time proceed to exercise any and all of the respective rights and remedies under the Credit Agreement, any other Credit Document and/or applicable law to the extent that a Default or an Event of Default (including the Specified Defaults) has occurred and is continuing. The Loan Parties further agree that nothing herein shall be construed to limit any rights or remedies available to the Administrative Agent, the Lenders and the other Secured Parties pursuant to the Credit Agreement or the other Credit Documents in connection with the occurrence of any Default or Event of Default other than, during the Temporary Waiver Period, the Specified Defaults.
During the Temporary Waiver Period, the Borrowers right to submit any Loan Request and to incur any Floor Plan Loan, and each Floor Plan Lender’s obligation to honor any such Loan Request, shall not be restricted or limited, in each case as a result of the occurrence of the Specified Defaults; provided, however, that (i) all requests for any Floor Plan Loans shall otherwise satisfy the conditions set forth in Sections 2.01 and 4.02 of the Credit Agreement, (ii) the Borrowers may not request more than
$2,000,000 in aggregate Reflooring Loans during the Temporary Waiver Period and (ii) the aggregate outstanding principal amount of all Floor Plan Loans may not exceed $380,000,000 at any time during the Temporary Waiver Period.
3.Covenants
In addition to and without limitation of the covenants contained in the Credit Documents, the Loan Parties hereby covenant and agree that they shall perform, observe and comply with each of the following covenants:
i.By no later than 5:00 pm ET on Thursday of each calendar week, commencing August 8, 2024, the Borrower Representative shall deliver to the Administrative Agent (a) an updated 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances as of the last Business Day of the previous week (which forecast shall be provided for informational purposes only and shall not constitute an amendment to the Budget (as defined below)), (b) a variance analysis reconciling the prior week’s 13-week cash flow forecast set forth in the Budget to the actual uses of cash for the prior week, along with an explanation of material variances, (c) a listing of each Borrower’s accounts receivable and a schedule and aging of each Borrower’s accounts payable and (d) a certificate signed by an Authorized Officer of the Borrower Representative setting forth the calculation of the Average Daily Liquidity (as defined below) for the prior calendar week, in each case, in form and substance reasonably acceptable to the Administrative Agent.

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ii.On or before August 9, 2024, the Borrower Representative shall deliver to the Administrative Agent (a) an updated Collateral Information Certificate for each Loan Party and (b) a schedule of all real estate assets owned by each Loan Party and other Subsidiary (including all Designated Real Estate Subsidiaries), in each case, in form and substance reasonably acceptable to the Administrative Agent.
iii.On or before August 15, 2024, the Loan Parties shall retain an independent party reasonably acceptable to the Administrative Agent and the Borrowers as financial advisor to the Loan Parties (the “Company FA”), on such terms and conditions reasonably approved by the Administrative Agent and the Loan Parties.
iv.The Loan Parties shall cause the Company FA to (a) communicate directly with the Administrative Agent, the Lenders and their advisors upon the Administrative Agent’s request, (b) assist the company with the preparation of its 13-week cash flow forecasts and other financial reporting (including delivering an updated Budget by the end of the Temporary Waiver Period), (c) provide information and regular reporting to the Administrative Agent, the Lenders and their advisors in such form and on such timelines as may be reasonably requested by them and (d) report directly to the board of directors of the Loan Parties. The Loan Parties shall, at all times, cooperate with the Company FA, which shall include, but not be limited to, providing the Company FA access to the books and records of the Loan Parties, directing and causing employees, officers, management, advisors, accountants and consultants to cooperate with the Company FA, supporting the Company FA in the preparation of reporting and cooperating in good faith to implement recommendations reasonably made by the Company FA and acceptable to the Loan Parties and the Administrative Agent.
v.From and after the date hereof, the Loan Parties shall immediately and diligently use commercially reasonable efforts to raise new capital (through one or more debt or equity capital raises and/or asset sales) on terms determined by the Loan Parties to be reasonable and in their best interest and acceptable to the Administrative Agent and the Lenders (the “Transaction”).
vi.The Loan Parties shall retain an investment banker (the “Investment Banker”) acceptable to the Lenders for the purpose of marketing and advising on the Transaction (it being understood and agreed that the retention of Stifel as Investment Banker by the Loan Parties satisfies this covenant).
vii.The Loan Parties shall (a) provide the Administrative Agent with copies of (x) all bona fide written letters of intent, term sheets, commitment letters and/or similar indications of interest, in each case, received from prospective bidders and financing sources in connection with the Transaction promptly, and in any case within twenty-four (24) hours, after receipt thereof,
(y) all material draft definitive documents in connection with the Transaction and (z) all investor presentations, confidential information memorandum, financial projections and other written materials prepared by the Investment Banker and/or the Loan Parties in connection with the Transaction, (b) cause their management and advisors (including the Investment Banker) to provide weekly written updates and participate in weekly conference calls with the Lenders and their professionals to discuss updates regarding the financial status and assets and liabilities of the Loan Parties, the Transaction and any other matters reasonably requested by the Lenders and (c) present all written bids received in writing in connection with the Transaction to the Board of Directors of Pubco Guarantor for consideration.

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viii.The Borrowers shall, within five (5) Business Days of receipt of an invoice therefor, pay all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP and FTI Consulting, Inc.).
ix.During the Temporary Waiver Period, as of the last Business Day of each week, the Average Daily Liquidity during such calendar week shall not be less than $17,500,000. In the event that the Borrowers shall fail to comply with the foregoing covenant as of any calendar week, from the end of such week until 5:00 pm ET on Friday of the subsequent calendar week, the Loan Parties shall have the right to obtain an additional cash contribution in the form of common equity (or from any other investment or transaction acceptable to the Required Lenders in their sole discretion) and upon the Loan Parties’ receipt of such cash, the amount of Average Daily Liquidity shall be increased, on a dollar-for-dollar basis, solely for the purpose of measuring the financial covenant set forth above, for each day of such week by an amount equal to the proceeds received, and such proceeds shall continue to constitute Unrestricted Cash and Equivalents for so long such proceeds are held by a Loan Party.
For purposes of the foregoing, “Average Daily Liquidity” means, as of any date of determination, the quotient obtained by dividing (a) the sum of each day’s Liquidity for each day occurring during the measurement period ending, or if applicable, beginning, on such date of determination by (b) the number of days in such period.
x.Until the expiration or termination of the Temporary Waiver Period, no Loan Party and no other Subsidiary shall, directly or indirectly, without the approval of the Administrative Agent and the Required Lenders:
a.engage in (and shall cause each Subsidiary not to engage in) any transactions, including any Investments or Dispositions, or make any payments, in each case other than in the ordinary course of business;
b.declare or pay any Restricted Payment (other than solely to another Loan Party); or
c.designate any Subsidiary a Designated Real Estate Subsidiary.
The failure of the Loan Parties to comply with the agreements set forth in this Section 3 hereof shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.
4.Conditions Precedent
This Waiver shall become effective upon:
i.the Administrative Agent’s receipt of (a) an executed copy of this Waiver duly executed by the Loan Parties and the Lenders, (b) a written notice from the Borrower Representative pursuant to Section 2.01.16 of the Credit Agreement voluntarily reducing the aggregate Floor Plan Commitments and Floor Plan Line of Credit Dollar Cap by $50,000,000 as of the date hereof, (c) the duly executed Liquidity Certificate, monthly financial statements and Compliance Certificate for the month ended June 30, 2024 as required by Sections 5.09.1,
5.09.2 and 5.09.5 of the Credit Agreement, (d) an updated 13-week cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances, with receipt and

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disbursement detail (the “Budget”) and (e) a copy of the executed engagement letter between the Borrowers and Stifel; and
ii.the Borrowers’ payment of all outstanding reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable and invoiced fees and expenses of Morgan, Lewis & Bockius LLP, Alston & Bird LLP and FTI Consulting, Inc.).
5.Miscellaneous
This Waiver may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver by electronic transmission will be effective as delivery of a manually executed counterpart thereof.
The Loan Parties hereby certify to the Administrative Agent and the Lenders that (a) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document as of the date hereof and (b) each of the representations and warranties made by any Loan Party in the Credit Documents is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
The Loan Parties acknowledge that this Waiver applies only to the terms and provisions of the Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Credit Agreement or any of the other Credit Documents. Any references contained in the Credit Agreement or any other Credit Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement, as modified hereby and as further amended, restated or otherwise modified after the date hereof.
The agreements contained herein shall not be construed as a consent, waiver or extension of any present or future violation of the above-referenced provisions or any of the other terms and conditions of the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Waiver, expect that any consent, waiver, forbearance or extension will be given in the future. This Waiver shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.
In consideration of the agreements of the Administrative Agent and the Lenders contained in this Waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by

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reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.
Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Waiver, mutatis mutandis.

[Signatures continued on following pages]

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

Very truly yours,
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent and a Lender

By:     /s/ Shane I. Mitzner     Name: Shane I. Mitzner
Title: SVP, Special Assets

FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (AS SUCCESSOR IN INTEREST TO NYCB SPECIALTY FINANCE COMPANY, LLC),
as a Lender

By:     /s/ Robert L. Marsh
Name: Robert L. Marsh
Title: Senior Vice President

BMO BANK N.A. (AS SUCCESSOR IN INTEREST TO BANK OF THE WEST),
as a Lender

By: /s/ Brian Hankes
Name: Brian Hankes
Title: Vice President

HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ David Paoni
Name: David Paoni
Title: Assistant Vice President

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC,
as a Lender

By: /s/ Thomas M. Adamski
Name: Thomas M. Adamski
Title: Managing Director

ROCKLAND TRUST COMPANY,
as a Lender

By: /s/ Peter G. Scapicchio
Name: Peter G. Scapicchio
Title: Senior Vice President

Acknowledged and Agreed:
LDRV HOLDINGS CORP.

By:     /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO
LAZYDAYS RV AMERICA, LLC LAZYDAYS RV DISCOUNT, LLC LAZYDAYS MILE HI RV, LLC LAZYDAYS OF MINNEAPOLIS LLC LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC LAZYDAYS OF CENTRAL FLORIDA, LLC LONE STAR DIVERSIFIED, LLC LAZYDAYS RV OF PHOENIX, LLC LAZYDAYS RV OF ELKHART, LLC LAZYDAYS RV OF OREGON, LLC LAZYDAYS RV OF WISCONSIN, LLC LAZYDAYS RV OF IOWA, LLC LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC LAZYDAYS RV OF WILMINGTON, LLC LAZYDAYS RV OF LONGMONT, LLC LDL OF FORT PIERCE, LLC LAZYDAYS RV OF ST. GEORGE, LLC LAZYDAYS RV OF SURPRISE, LLC

By: LDRV Holdings Corp., its Manager

By:     /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

GUARANTORS:
LAZYDAYS HOLDINGS, INC. LAZY DAYS’ R.V. CENTER, INC.

By:     /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

LAZYDAYS RV OF MARYVILLE, LLC LAZYDAYS RV OF RENO, LLC LAZYDAYS SUPPORT SERVICES, LLC

By:     /s/ Kelly Porter
Name: Kelly Porter
Title: SVP, Secretary and CFO

Acknowledged and Agreed:
COLISEUM HOLDINGS I, LLC

By: /s/ Christopher Shackelton
Name: Christopher Shackelton
Title: Manager